UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: June 9, 2008
Date of earliest event reported: June 5, 2008
Concho Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33615	76-0818600
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

550 West Texas Avenue, Suite 1300
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Purchase Agreement
Common Stock Purchase Agreement

Item 1.01	Entry into a Material Definitive Agreement.
     Henry Acquisition Agreement.
     On June 5, 2008, Concho Resources Inc. (the “Company”) entered into a definitive purchase agreement (the “Acquisition Agreement”) with James C. Henry and certain affiliates and other parties (collectively, the “Sellers”) to acquire (the “Acquisition”) Henry Petroleum LP and certain affiliated entities (collectively, “Henry”) for aggregate cash consideration of approximately $565.0 million, subject to purchase price adjustments. The Company intends to finance the Acquisition with proceeds raised from a $250.0 million private placement of the Company’s common stock, as further described below, together with funds expected to be available under a new amended and restated senior credit facility (the “New Credit Facility”) to be jointly arranged by J.P. Morgan Securities Inc. and Banc of America Securities LLC, each of which has delivered lending commitments to the Company. The Company expects the Acquisition to close on or before July 31, 2008, subject to due diligence to be performed by the Company and the satisfaction of other closing conditions of the parties, as further described below.
     In connection with the Acquisition, the Company also agreed to offer to purchase certain additional non-operated rights and interests in Henry’s properties from certain persons affiliated with Henry (such transactions, collectively, the “Along-side Transactions”) for aggregate cash consideration of approximately $44.0 million.
     Prior to closing, the Company intends to conduct customary due diligence of Henry to assess material title deficiencies and environmental and physical condition matters applicable to the Henry properties. If, prior to closing, the parties ultimately determine that the aggregate dollar value of any title deficiencies and liabilities attributable to the environmental and physical condition of the properties exceeds $16.95 million, then, pursuant to the Acquisition Agreement, the Company may terminate the Acquisition Agreement without penalty.
     Consummation of the Acquisition is conditioned upon, among other things, confirmation of the parties’ representations and warranties as of the closing, performance of all covenants and the receipt of all required consents and approvals, as well as the absence of legal matters prohibiting the Acquisition. The Company’s obligation to consummate the Acquisition is further conditioned upon the absence of material adverse changes in or material adverse damage to Henry. The Sellers’ obligations to consummate the Acquisition are further conditioned upon the Company closing certain of the Along-side Transactions simultaneously with the Acquisition, for aggregate cash consideration of approximately $27.4 million. There can be no assurance that all of the conditions to closing the Acquisition will be satisfied. The Company has agreed to pay a termination fee of $20.0 million to the Sellers in the event the Acquisition Agreement is terminated by the Sellers under certain circumstances.
     A copy of the Acquisition Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Acquisition Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about Henry, the Sellers or the Company. In particular, the assertions embodied in the representations and warranties contained in the Acquisition Agreement are qualified by information in confidential disclosure schedules provided by Henry, the Sellers and the Company to each other in connection with the signing of the Acquisition Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Acquisition Agreement. Moreover, certain representations and warranties in the Acquisition Agreement were used for the purpose of allocating risk between the Sellers and the Company rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Acquisition Agreement as characterizations of the actual statements of fact about Henry, the Sellers or the Company.
     Common Stock Purchase Agreement.
     On June 5, 2008, the Company also entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with certain unaffiliated third-party investors (the “Purchasers”) to sell approximately 8.3 million shares of the Company’s common stock in a private placement (the “Private Placement”) for aggregate cash consideration of approximately $250.0 million, for a negotiated price of $30.11 per share. The Company anticipates that the Private Placement will close simultaneously with the Acquisition.
     The closing of the Private Placement is subject to customary closing conditions, as well as certain other conditions, including (i) the closing of the Acquisition and (ii) the execution by the Company and the Purchasers of a registration rights agreement that will require the Company to file a shelf registration statement for the benefit of the Purchasers within 60 days after the closing of the Private Placement.
     The Private Placement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, pursuant to Section 4(2) thereof.
     A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the Purchasers or the Company.

Item 3.02	Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

2.1*
Purchase Agreement, dated June 5, 2008, by and among Concho Resources Inc., James C. Henry and Paula Henry, Henry Securities Ltd., Henchild LLC, Henry Family Investment Group, Henry Holding LP, Henry Energy LP, Aguasal Holding, HELP Investment LLC, Henry Capital LLC, Henry Operating LLC, Henry Petroleum LP, Quail Ranch LLC, Aguasal Management LLC, and Aguasal LP.

10.1	Common Stock Purchase Agreement, dated June 5, 2008, by and among Concho Resources Inc. and the purchasers named therein.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: June 9, 2008	By:	/s/ DAVID W. COPELAND
David W. Copeland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Purchase Agreement, dated June 5, 2008, by and among Concho Resources Inc., James C. Henry and Paula Henry, Henry Securities Ltd., Henchild LLC, Henry Family Investment Group, Henry Holding LP, Henry Energy LP, Aguasal Holding, HELP Investment LLC, Henry Capital LLC, Henry Operating LLC, Henry Petroleum LP, Quail Ranch LLC, Aguasal Management LLC, and Aguasal LP.

10.1	Common Stock Purchase Agreement, dated June 5, 2008, by and among Concho Resources Inc. and the purchasers named therein.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.